UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2006 (October 9, 2006)

NATCO Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15603	22-2906892

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2950 North Loop West, 7th Floor, Houston, Texas		77092
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 683-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 9, 2006, we entered into an employment agreement with Bradley P. Farnsworth pursuant to which he will serve as Senior Vice President and Chief Financial Officer of NATCO Group Inc. A copy of this employment agreement is included as Exhibit 10.1 and is incorporated by reference into this report. The material terms of the agreement are summarized in Item 5.02 below.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 9, 2006, Bradley P. Farnsworth joined the Company as Senior Vice President and Chief Financial Officer. Mr. Farnsworth, 53, has twenty-five years' experience in the oil and gas industries. Since 2002, he has served as an independent consultant on accounting and finance projects for a variety of public and private entities, including an 18-month assignment with the Company covering areas such as interim controller, working capital and treasury improvement, and SEC reporting and compliance. From September 1997 to October 2001, he was employed by Dynegy Inc., serving most recently as Senior Vice President, Financial Processes and Systems.

Mr. Farnsworth served as a consultant to the Company from January 2005 to October 8, 2006, providing financial and accounting services. Mr. Farnsworth earned approximately $147,000 and $250,000 for such services in 2005 and 2006, respectively.

On October 9, 2006, we entered into an employment agreement with Mr. Farnsworth. The material terms of the agreement are summarized below.

The agreement is for a term expiring October 8, 2008 unless sooner terminated in accordance with its terms. Under the agreement, Mr. Farnsworth is entitled to receive an annual salary of at least $240,000 and, commencing this year, is eligible to receive an annual bonus with a target award of 50% of his base salary (pro rated in the case of the 2006 bonus), based on our financial performance and other criteria to be determined annually by our Board.

Under the agreement, on October 9, 2006, Mr. Farnsworth was awarded nonqualified stock options to acquire up to 15,000 shares of our common stock under the 2001 Stock Incentive Plan having an exercise price equal to the fair market value of our common stock on the date of grant, vesting in three installments on the first, second and third anniversaries of the date of grant and having a term of 10 years or earlier, upon occurrence of a Corporate Change. Mr. Farnsworth must continue to hold at least one-third of the stock issued following exercise of such options for at least three years after exercise, unless he sooner leaves the Company, a Corporate Change (as defined in the Plan) occurs or the committee responsible for administration of the Plan otherwise approves. He also was awarded, on October 9, 2006, 8,000 restricted shares under our 2001 Stock Incentive Plan, with the restrictions to lapse in one-third increments on each of the first, second and third anniversaries of the date of grant, subject to certain adjustments and conditions, or, if earlier, pursuant to Section VIII of the Plan or upon occurrence of a Corporate Change, subject to Mr. Farnsworth's continued employment on the date of the applicable event. Mr. Farnsworth must continue to hold at least one-third of this restricted stock for a period of three years after the restrictions lapse, unless he sooner leaves the Company, a Corporate Change occurs or the committee responsible for administration of the plan otherwise approves. Notwithstanding the foregoing, the options may sooner vest and the restrictions on the restricted stock may sooner lapse on the last day of the term of his employment in the event Mr. Farnsworth remains an employee of the Company during the term of his employment but does not enter into a successor employment agreement.

Upon any involuntary termination (as defined below) of the employment relationship by us or Mr. Farnsworth prior to expiration of the term, Mr. Farnsworth shall be entitled to receive his pro rata base salary and benefits (including payment for accrued, but unused, vacation) through the date of termination and the additional compensation and/or benefits described below.

  Upon an involuntary termination by the Company for any reason, or by Mr. Farnsworth by reason of a material breach by us of the terms of the agreement or for certain other reasons specified in the agreement, after execution of a release and in consideration of his continuing obligations under the agreement after termination, Mr. Farnsworth shall be entitled to (1) (A) six months' annual base salary if the involuntary termination occurs in the first year of the employment term or (B) the greater of six months' base salary and salary payable for the remainder of the employment term if the involuntary termination occurs in the second year of the term; (2) an amount equal to the greater of (A) the target bonus compensation in effect at the time notice of termination is given or (B) the target bonus compensation in effect immediately preceding the Change of Control Date (as defined below), offset by any payment he has previously received under the foregoing provision; (3) continuation of health insurance, dental insurance and life insurance benefits for Mr. Farnsworth and eligible dependents for 6 months following the termination date; and (4) any deferred compensation previously earned under any of our plans to the extent not previously paid.
  In addition, notwithstanding the terms of the any related incentive plan or agreement, or any award agreement evidencing awards of stock options or restricted stock to purchase our common stock, in the event of a Change of Control while Mr. Farnsworth is employed by us, (a) all outstanding stock options held by him shall fully vest as of the Change of Control Date and become immediately exercisable in accordance with their terms, (b) all restrictions on any of our restricted stock held by him shall lapse as of the Change of Control Date and (c) any such stock options shall be exercisable for 90 days after the date of termination, unless the term of the stock options expires before the end of such period, in which case the stock option shall be exercisable until the expiration of its term.

Involuntary termination is defined to include (1) any termination of Mr. Farnsworth by the Company other than for cause, and (2) termination by Mr. Farnsworth (A) by reason of death, disability or material breach by the Company of the terms of the agreement, which breach is not cured after a period of 30 days or (b) within 90 days of a substantial reduction in Mr. Farnsworth's scope of employment or salary or a move in office location to a city more than 100 miles away.

A "Change of Control" shall occur if: (1) we merge or consolidate with any other entity (other than one of our majority owned subsidiaries) and our shareholders own less than 50% of the surviving entity; (2) we sell all or substantially all of our assets to any other person or entity (other than (a) a sale of our equity interests or (b) a sale of assets to one of our majority owned subsidiaries and in connection therewith Mr. Farnsworth becomes employed by such subsidiary, us or a partnership in which we are the general partner); (3) we are dissolved or liquidated; (4) any third person or entity together with its affiliates (including a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) shall become, directly or indirectly, the beneficial owner of greater than 50% of our voting stock, based upon voting power (except as the result of a distribution of our voting securities to our shareholders); or (5) during such time as we have a class of voting securities registered under the Securities Exchange Act, the members of our Board of Directors ("Incumbent Board") on the effective date of such registration cease to constitute at least a majority of the Board, provided that any person becoming a director whose election or nomination for election was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board, for purposes of this clause, shall be considered to be a member of the Incumbent Board. "Change of Control Date" shall mean the day on which a Change of Control becomes effective.

In all cases, the payments payable to Mr. Farnsworth under the employment agreement on termination of the employment relationship are the sole payments to which he would be entitled under the circumstances and he shall not otherwise be entitled to payment under any of our other severance plans and policies. If it is determined that any benefit, payment or distribution by us to or for the benefit of Mr. Farnsworth (whether payable or distributable pursuant to the terms of the agreement or otherwise) would, if paid, be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the payment shall be reduced to the extent necessary to avoid the imposition of the excise tax.

Statements made in this report that are forward-looking in nature are intended to be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. Forward-looking statements include statements regarding future events or the future performance of NATCO Group Inc., including but not limited to statements regarding our ability to reduce operating expenses and the amount of severance costs. These statements are based on current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these statements. Readers are referred to our documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as amended, which identify significant risk factors that could cause actual results to differ from those contained in the forward-looking statements. We assume no obligation to update this information, except as may be required by law.

Item 7.01 Regulation FD Disclosure.

We issued a press release on October 9, 2006 with respect to the election Mr. Farnsworth as our new chief financial officer. A copy of this press release is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements, Pro forma Financial Information and Exhibits

(c) Exhibits

10.1 Employment Agreement dated October 9, 2006 between NATCO Group Inc. and Bradley P. Farnsworth

99.1 Press Release, dated October 9, 2006 reporting the election of a new chief financial officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 13, 2006	NATCO GROUP INC.
By: /s/ John U. Clarke Name: John U. Clarke Title: Chairman and Chief Executive Officer